EXHIBIT 99.1

NEWS RELEASE

BLACKSANDS ACQUIRES BEECH CREEK GROSS WORKING INTEREST

TORONTO, ONTARIO, April 6, 2010 – Blacksands Petroleum, Inc. (OTC Bulletin Board: BSPE) (the “Company”) announces that it has acquired a minority gross working interest in Beech Creek #1 well and Beech Creek #2 well.  The Beech Creek Field is located in northeastern Hardin County, Texas, northwest of the town of Silsbee. The total acquisition cost was approximately $741,000.

About Blacksands:

Blacksands Petroleum Inc. is engaged in the business of exploring for, developing and operating conventional and unconventional oil and gas projects.

"Mark R. Holcombe" President & CEO

For further information, please contact:
Mark Holcombe
917-940-6569

Cautionary Note Concerning Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, including statements relating to the anticipated actions and expectations of the Company discussed in this press release and the anticipated benefits of those actions. All statements, other than statements of historical fact, included herein including, without limitation, the word “expect” and similar expressions identify forward-looking statements. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. The Company’s forward-looking statements are based on the beliefs, expectations and opinions of management on the date the statements are made, and the Company does not assume any obligation to update forward-looking statements if circumstances or management’s beliefs, expectations or opinions should change except as required by law. For the reasons set forth above, investors should not place undue reliance on forward-looking statements. Important factors that could cause actual results to differ materially from the Company’s expectations include the timing of the shareholder meeting, the ability to receive shareholder approval, the ability to complete the share transfer documentation to both parties satisfaction, the completion of the share transfer and the Company’s ability to refocus on gold exploration and production and other risks and uncertainties disclosed in the Company’s 10-K  for the year ended October 31, 2008, filed with the United States Securities and Exchange Commission, and other information released by the Company from time to time and filed with the appropriate regulatory agencies.